MASTER SERVICES CONTRACT    Exhibit 10.35

SCHEDULE J

TRANSACTION BASED STORAGE SERVICE AGREEMENT

THIS TRANSACTION BASED STORAGE SERVICE AGREEMENT ("Agreement") is entered into as of the 4th day of October, 1999, by and between Southern California Gas Company ("Utility") and San Diego Gas & Electric Company ("Service User") and sets forth the terms and conditions under which Utility will provide storage services to Service User. This Agreement shall be attached to and incorporated as Schedule J to the Master Services Contract ("MSC") entered into by the parties.

SECTION 1 - STORAGE SERVICES

(a) For the Time Period for Service indicated below (the "Service Period"), Utility shall provide Service User with the storage services set forth below. This Agreement and the rights established herein shall be subject to the terms and conditions of Utility's Tariff Rate Schedule G-TBS and other applicable Tariff Rules hereto from time to time (including, without limitation, the definitions in Utility's Tariff Rule No. 1).

Storage    Maximum         Firm or        Time Period for Service
Services   Quantity        As-Available      ("Service Period")

Inventory  6,000,000 (Dth)     Firm,          4/1/00 to 3/31/01
Injection  28,037 (Dth/day)    Firm           4/1/00 to 10/31/00
Withdrawal 225,000, (Dth/day)  Firm           11/1/00 to 3/31/01

(b) All gas to be stored under this Agreement must be delivered by Service User to Utility system at the California border during the period from April 1, 2000 to October 31, 2000, subject, however, to Utility system constraints. Withdrawals must be completed by March 31, 2001 .

(c) If storage injection and withdrawal services are offered hereunder on an "as-available" basis, such services may be temporarily restricted in accordance with Utility Tariff Rule 23.C.1.(4), Utility Tariff Rule 30.F.2 and G, and G-IMB Special Conditions 3.

(d) Upon Service User's request for withdrawal, Utility will re-deliver all gas stored by Service User under this Agreement at the California border or other mutually agreed upon locations.

(e)  Other: Service User has multiple cycling rights.





SECTION 2 - RESERVATION AND STORAGE CHARGES

Service User agrees to pay to Utility the following charges:
                                          Variable Storage Charges
Storage    Quantity     Unit Reservation    In-Kind  O&M Injection
Services    (Dth)           Charges          Fuel    or Withdrawal

Inventory  6,000,000 (Dth)   0.26 $/(Dth)
Injection  28,037 (Dth/day)  0.10545 $/(Dth)  2.44%  0.0302$/(Dth)
Withdrawal 225,000 (Dth/day) 13.295, $/(Dth/day)     0.0234$/(Dth)

Other charges: The inventory, injection, and withdrawal reservation charges are adjusted effective April 1, 1999 with their percentage change equal to the percentage change of the Coinsumer Price Index - All Urban Consumbers ("CPI") for
September as published by the Bureau of Labor Statistics of the United States Department of Labor in December. The percentage change is detemined by subtracting the previous Septmeber CPI from the latest September CPI and dividing the result by the previous September CPI. Injection variable charges (in-kind and O&M) apply april through November. Withdrawal variable chargesm (O&M) apply November through March. Variable charges are set by the G-TBS tariff.

SECTION 3 - TRANSMISSION CHARGES

Service User agrees to pay Utility all applicable transportation charges incurred to move gas to Utility system, including the Wheeler Ridge access fee, if applicable.

Other transportation charges and conditions: All gas delivered for injection (less in-kind fuel) shall be assessed a transmission charge of $0.567 per deatherm and all gas withdrawn shall receive a credit of $0.567 per decatherm. The transmission charge and credit shall also apply to gas injected or withdrawn through imbalance trading or through a transfer with another storage account.

SECTION 4 - BILLING AND PAYMENT

(a) All reservation charges shall be billed by Utility and paid by Service User in equal monthly installments over the Service Period of this Agreement. Provided, however, that if Service User is not an end-use customer of Utility, 25% of the reservation charges shall be paid to Utility prior to the commencement of the Service Period and the balance shall be billed and paid in equal monthly installments over the Service Period. All other charges shall be billed and paid as the applicable services are provided.

(b) All bills shall be timely paid. In addition to any remedies provided under Utility's Tariff Rate Schedules and Tariff Rules, in the event that Service User fails to timely pay any amounts due hereunder and such amounts are not paid in full within seven (7) days following notice by Utility that such payment is in arrears, Utility may, without any additional notice, immediately suspend service hereunder until Service User pays all amounts due.

(c) In the event of a billing dispute, the bill must be paid in full by Service User pending resolution of the dispute. Such payment shall not be deemed a waiver of Service User's right to a refund. All bills shall be sent to Service User as specified below in Section 5 (a).

SECTION 5 - MISCELLANEOUS

(a) Notices - All notices and requests under this Agreement shall be deemed to have been duly given if sent by facsimile (fax) properly addressed, as with confirming original copy thereof being sent by postage prepaid, certified mail properly addressed, as following:

SERVICE USER                             UTILITY
                    Operating Matters
Contact Name:                        Contact Name:
Lonnie Mansi                         Gas Transactions Hotline
Contact Title:                       Contact Title:
Natural Gas Scheduler                Gas Transactions & Operations
Fax No.: (619) 650-6192              Fax No.: (213) 244-8281
Telephone: (619) 650-6169            Telephone: (213) 244-3900

                    Billing Matters
Contact Name:                        Contact Name:,
Mike G. Strong                       Susana Santa Maria
Contact Title:                       Contact Title:
Manger, Entergy Restructuring        Billing Analyst
& Entergy Accounting
Fax No.: (619) 650-6192              Fax No.: (213) 244-4337
Telephone: (619) 650-6154            Telephone: (213) 244-8449

                    Contract Matters
Contact Name:                        Contact Name:
Carl Funke                           Gwoon Tom
Contact Title:                       Contact Title:
Sr. Energy Administrator             Storage Products Manager
Fax No.: (619) 650-6170              Fax No.: (213) 244-3692
Telephone: (619) 650-6192            Telephone: (213) 244-8645

Either party may change its designation set forth above by giving the other party at least seven (7) days prior written notice.

(b) Governing Law - This Agreement shall be construed in accordance with the laws of the State of California and the orders, rules and regulations of the Public Utilities Commission of the State of California in effect from time to time.

(c) Credit Worthiness - From time to time, as is deemed necessary, Utility may request that Service User furnish Utility with all relevant information or data to establish Service User's credit worthiness, including, without limitation, financial statements of Service User which are audited or otherwise attested to Utility's satisfaction. Following review of such information, Utility may require that Service User supply additional assurance as may be necessary to establish Service User's ongoing financial ability to perform under this Agreement during the Term, including, without limitation, contractual guarantees or financial instruments such as letters of credit.

(d) Limited Storage Liability - Utility shall not be responsible for any loss of gas in storage, including, without limitation, losses due to the inherent qualities of gas (including leakage and migration) or due to physical or legal inability to withdraw gas from storage, unless such loss is caused by failure of Utility to exercise the ordinary care and diligence required by law. In the event of any such loss, the portion of such loss which is attributable to Service User shall be determined based on Service User's pro rata share of the total recoverable working gas inventory in Utility's storage facilities at the time of the loss.

(e)  Incorporated Provisions - The provisions of Section 6 of the
MSC are incorporated by reference herein as if set forth in full herein, except to the extent such Section 6 is superseded by Utility's Tariff Rule 4.

IN WITNESS WHEREOF, the authorized representatives of the parties have executed two (2) duplicate original copies of this Agreement as of the date first written above.


SAN DIEGO GAS & ELECTRIC           SOUTHERN CALIFORNIA GAS COMPANY

By                                 By

Title:                             Title: